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                                                                   EXHIBIT 10.18

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                          SUBORDINATED PROMISSORY NOTE

DATE: JULY 13, 2001                                                     $250,623

                             OAKHURST COMPANY, INC.

OAKHURST COMPANY, INC., a Delaware corporation (together with its successors and assigns the "Issuer") for value received hereby promises to pay to ROBERT M. DAVIES, an individual residing in the State of Connecticut, or order, (the "Noteholder") by wire transfer of immediately available funds to an account designated by the Noteholder by notice to the Issuer the principal sum of Two Hundred Forty-Three Thousand Six Hundred Fifteen ($250.623) together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of twelve percent (12%) per year, compounded annually. All payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1. DEFINITIONS. The following terms for all purposes of this Note shall have the meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles as in effect from time to time. The terms defined in this Section 1 include the plural as well as the singular.

     (a)  "Acceleration Notice" shall have the meaning set forth in Section 3.

     (b) "Affiliate" means with respect to any Person any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

     (c) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized by law to close.

     (d) "Debt" means at any date an amount equal to or greater than $100,000 of (i) all obligations of the Issuer for borrowed money; (ii) all obligations of the Issuer evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of the Issuer in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto;) (iv) all obligations of the Issuer to pay the deferred purchase price of property or services, except trade payables; (v) all obligations of the Issuer as lessee under capitalized leases; (vi) all Debt of others secured by a Lien on any asset of the Issuer, whether or not such Debt is assumed by such Person; and (vii) any guarantee by the Issuer of the payment obligation of another Person.

     (e) "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     (f)  Event of Default" shall have the meaning set forth in Section 3.

     (g) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

     (h)  "Maturity Date" shall mean 5:00 p.m. Eastern Time on July 3, 2005.


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     (i)  "Notice of Default" shall have the meaning set forth in Section 3.

     (j) "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

     (k) "Senior Indebtedness" means indebtedness to any bank or other lending institution, including, but not limited to (i) all currently outstanding indebtedness of the Issuer to Finova Capital Corporation (the "Senior Lender,") as the same may be amended, modified, increased or decreased from time to time, by agreement between the Senior Lender and the Issuer; (ii) any and all replacements or refinancings of the indebtedness to the Senior Lender with one or more other lending entities, whether any such refinancing is for a greater or lesser amount than the current indebtedness to the Senior Lender; (iii) all obligations of the Issuer to Comerica Bank-Texas ("Comerica") under the guaranty by the Issuer of the obligations of Sterling Construction Company, a Michigan corporation, to Comerica (the "Comerica Obligations;") and (iv) any and all replacements or refinancings of the Comerica Obligations (whether any such replacement or refinancing is for a greater or lesser amount than the amount replaced or refinanced) with one or more other lending institutions that is guaranteed by, or is the direct obligation of, the Issuer.

     (l)  "Subordinated Note" shall have the meaning set forth in Section 7.

     (m)  The "Transaction Agreement" shall have the meaning set forth in
          Section 3(b).

2.   PAYMENT OF PRINCIPAL AND INTEREST.

     (a) Additional Definitions. The following additional terms shall have the following meanings:

          (i) The "Davies First Note" shall mean the Issuer's Secured Promissory Note dated October 18, 1999, as amended, issued to Robert M. Davies and in which Maarten D. Hemsley has a participatory interest.

          (ii) The "Hemsley Note" shall mean that certain promissory note of even date herewith issued to Maarten D. Hemsley and having substantially the same terms and conditions as this Note.

          (iii) The "Manning Note" shall mean the secured promissory note of the Issuer issued to James D. Manning and dated October 29, 2001 in the original principal amount of $800,000 as the same is amended by that certain Amendment to Secured Promissory Note of the Issuer of even date herewith.

          (iv) "Net Cash Flow" shall mean (i) the operating cash flow of Steel City Products, Inc. ("SCPI") and Sterling Construction Company, both subsidiaries of the Issuer, to the extent they are permitted by their bank or institutional lenders to dividend or otherwise transfer cash to the Issuer; plus (ii) the proceeds from the sale by the Issuer of any shares of its common stock after the date hereof; plus (iii) any proceeds received by the Issuer from the exercise of any stock options; less any or all of the foregoing amounts that the Issuer's Board of Directors in its sole and absolute discretion determines should be reserved for the payment of the Issuer's past, current and future overhead expenses.

          (v) "Net Cash Proceeds" shall mean the net proceeds received by the Issuer from the sale of assets of SCPI (other than sales of SCPI's inventory and other sales made in the ordinary course of business;) less any or all of such proceeds that the Issuer's Board of Directors in its sole and absolute discretion determines should be reserved for the payment of the Issuer's past, present and future overhead expenses.

          (vi) References in this Section 2 to payments being made "pro rata" shall mean in proportion to the total amount of accrued interest or principal (as the case may be) owed under the notes in question at the time the computation is made.


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     (b)  Sources of Payment. The principal of, and accrued interest on, this
          Note shall be payable prior to the Maturity Date to the extent of any Net Cash Flow and Net Cash Proceeds of the Issuer.

          (i) Application of Net Cash Flow. To the extent that Net Cash Flow becomes available from time to time it shall be applied in the following manner and sequence:

                (A) first, to pay pro rata accrued interest on the Manning Note and the Davies First Note;

                (B) second, to pay pro rata the remaining principal outstanding on the Manning Note and the Davies First Note;

                (C) third, upon payment in full of all accrued interest and outstanding principal on the Manning Note and the Davies First Note to pay pro rata accrued interest on this Note and the Hemsley Note; and

                (D) fourth, to pay pro rata the then outstanding principal of this Note and the Hemsley Note.

          (ii) Application of Net Cash Proceeds. Any Net Cash Proceeds that become available shall be applied in the following manner:

                (A) first, to pay pro rata any accrued interest on the Manning Note and the Davies First Note;

                (B) second, equal amounts of remaining Net Cash Proceeds shall be applied to the repayment of the Manning Note and the Davies First Note until all accrued interest and outstanding principal on the Manning Note and the Davies First Note have been paid in full;

                (C) third, to repay any remaining outstanding principal balance of the Manning Note;

                (D) fourth, upon payment in full of all accrued interest and outstanding principal on the Manning Note and the Davies First Note to pay pro rata accrued interest on this Note and the Hemsley Note; and

                (E) fifth, to repay pro rata the principal outstanding on this Note and the Hemsley Note.

     (c) Extension of Maturity Date. To the extent that all accrued interest and the outstanding principal of this Note have not been paid on or before the Maturity date, the Issuer may request an extension of the Maturity Date until sufficient Net Cash Flow and/or Net Cash Proceeds are available to do so, but Robert M. Davies shall have no obligation to grant such an extension.

     (d) Compounding of Interest. Accrued but unpaid interest will be added to the principal balance hereof annually.

     (e) No Impairment of Payment Obligation. No provision of this Note shall alter or impair the obligations of the Issuer to pay the principal of, or interest on, this Note at the place and time, and in the currency, herein prescribed.

     (f) Prepayment. The principal hereunder shall be subject to prepayment by the Issuer at any time without the consent of the Noteholder and without premium or penalty, subject to any restriction on prepayment required by Comerica.

3. EVENTS OF DEFAULT AND REMEDIES. In case one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) default in the payment of the principal of or interest on this Note as and when the same shall become due and payable; or

     (b) failure on the part of the Issuer duly to observe or perform (i) any other of the covenants or agreements on the part of the Issuer contained herein (other than those covered by clause (a),


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          above;) or (ii) any material covenants or agreements on the part of the Issuer contained in any other agreement between the Issuer and the Noteholder, including, but not limited to, that certain Transaction Agreement of even date herewith (the "Transaction Agreement,") in either such case for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer; or

     (c) the prepayment of any Subordinated Note in violation of the provisions of Section 7 of this Note; or

     (d) any event or condition shall occur which results in the acceleration of the maturity of any Debt or enables or, with the giving of notice or lapse of time or both, would enable the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

     (e) the Issuer pursuant to, or within the meaning of, any bankruptcy or insolvency law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a receiver or custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as the same become due, then in each case where an Event of Default specified in Section 3(a) through 3(d) occurs, the Holder, by notice in writing to the Issuer (the "Acceleration Notice") may declare the principal hereunder to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided however, that if an Event of Default specified in Section 3(e) occurs, the principal hereunder shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

4. REIMBURSEMENT OF EXPENSES. The Issuer shall reimburse the Noteholder, on demand, for any and all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the Noteholder in collecting or otherwise enforcing this Note or in attempting to do any of the foregoing.

5.   POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT A WAIVER OF DEFAULT.

     (a) No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     (b) No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.


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6.   WAIVER OF PAST DEFAULTS.

     (a) The Noteholder may waive any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuer and the Noteholder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Notes; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

7.   SUBORDINATION.

     (a) No payment on account of principal of, or interest on, (i) that certain promissory note dated July 3, 2001 in the original principal amount of $1,000,000 issued to KTI, Inc.; (ii) the Davies First Note;
          (iv) the Manning Note; (iii) this Note; or (iv) any other promissory note issued contemporaneously herewith pursuant to the Transaction Agreement (each a "Subordinated Note and collectively, the "Subordinated Notes") shall be made, and no Subordinated Notes shall be redeemed or purchased directly or indirectly by the Issuer (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to the Senior Indebtedness or (ii) there shall have occurred an event of default as those terms may be defined in the instrument under which the same is outstanding (other than a default in the payment of amounts due thereon) with respect to the Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     (b) Subject to payment in full of the Senior Indebtedness, the holders of the Subordinated Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Issuer made on such Senior Indebtedness until all principal and interest on the Subordinated Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Subordinated Notes would be entitled except for the subordination provisions of this
          Section 6 shall, as between the holders of the Subordinated Notes and the Issuer and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (c) The provisions of this Section 7 are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 7 shall impair, as between the Issuer and any holders of the Subordinated Notes, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof and interest thereon, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.

     (d) Upon any payment (including by redemption) which is not a payment in full of all of the principal amount and accrued interest of all outstanding Subordinated Notes, the aggregate amount of the payments shall be allocated to all the Subordinated Notes then outstanding in proportion to the amounts of principal and interest due thereunder, so that the amount of principal and interest paid under this Note shall bear the same ratio to the aggregate principal and accrued interest paid under all of the Subordinated Notes as the then outstanding


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          principal and accrued interest then owed under this Note bears to the aggregate principal and accrued interest then owed under all Subordinated Notes then outstanding.

8. MODIFICATION OF NOTE. This Note may be modified only with the written consent of the Noteholder and the Issuer, provided, however, that no modification of Section 2 shall be made that would adversely affect the payment by the Issuer of the principal of, or the interest on, the Manning Note, the Davies First Note or the Hemsley Note, or that would result in either or both of the principal of and interest on this Note being paid sooner or in a greater amount than is provided for under Section 2, above. To this extent, the holders of the Manning Note, the Davies First Note and the Hemsley Note shall be deemed beneficiaries of Section 2 of this Note.

9. MISCELLANEOUS. This Note shall be governed by and be construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. The Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assents to extensions of the time of payment, or forbearance or other indulgence without notice. The section headings herein are for convenience only and shall not affect the construction hereof.

     THE ISSUER AND THE NOTEHOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

10. SUBMISSION TO JURISDICTION. The Issuer irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Note. The Issuer further agrees that service of any process, summons, notice or document by U.S. registered mail to the Issuer address set forth below shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this paragraph. The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note in the foregoing courts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first set forth above.


OAKHURST COMPANY, INC.
2751 Centerville Road -- Suite 3131
Wilmington, Delaware 19803


By:      /s/ Roger M. Barzun
   ----------------------------------------
   Roger M. Barzun, Senior Vice President


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